Investor Contact	7930 Jones Branch Drive
Christian Charnaux	McLean, VA 22102
+1 703 883 5205	www.hiltonworldwide.com

Media Contact
Aaron Radelet
+1 703 883 5804

Hilton Reports Second Quarter Results and Progress on Planned Spin Transactions

MCLEAN, VA (July 27, 2016) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its second quarter 2016 results. Highlights include:

•	EPS, adjusted for special items, was $0.25 for the second quarter; without adjustments, EPS was $0.24

•	Net income for the second quarter was $244 million, an increase of $77 million from the same period in 2015

•	Adjusted EBITDA for the second quarter was $806 million, an increase of 4 percent from the same period in 2015, and Adjusted EBITDA margin increased 100 basis points

•	System-wide comparable RevPAR increased 2.9 percent for the second quarter on a currency neutral basis from the same period in 2015

•	Management and franchise fees for the second quarter increased 9 percent from the same period in 2015 to $471 million

•	Net unit growth was 10,400 rooms in the second quarter contributing to a 7 percent growth in managed and franchised rooms from 2015

•	Approved 24,000 new rooms for development during the second quarter, growing Hilton's development pipeline to 1,822 hotels, consisting of 288,000 rooms

•
Filed registration statements for planned spin-offs of Park Hotels & Resorts and Hilton Grand Vacations and announced management teams for both companies; remains on track to complete spin transactions by year end

Overview

For the three months ended June 30, 2016, EPS was $0.24 compared to $0.16 for the three months ended June 30, 2015, and EPS, adjusted for special items, was $0.25 for both the three months ended June 30, 2016 and 2015. Net income was $244 million for the three months ended June 30, 2016 compared to $167 million for the three months ended June 30, 2015, and Adjusted EBITDA increased 4 percent to $806 million for the three months ended June 30, 2016, compared to $777 million for the three months ended June 30, 2015.

For the six months ended June 30, 2016, EPS was $0.55 compared to $0.31 for the six months ended June 30, 2015, and EPS, adjusted for special items, was $0.43 for the six months ended June 30, 2016 compared to $0.37 for the six months ended June 30, 2015. Special items in the first six months of 2016 were primarily related to a $153 million net change in unrecognized tax benefits. Net income was $554 million for the six months ended June 30, 2016 compared to $317 million for the six months ended June 30, 2015, and Adjusted EBITDA increased 6 percent to $1,459 million for the six months ended June 30, 2016, compared to $1,376 million for the six months ended June 30, 2015.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "We had solid results this quarter, with EPS and Adjusted EBITDA in line with our expectations, and our share of global development activity increasing. Our newest brand, Tru by Hilton, has nearly doubled its pipeline during the quarter to 93 hotels. Additionally, we opened over 12,200 new rooms in the quarter, and are thrilled about the opening of the first Canopy by Hilton in Reykjavik, Iceland earlier this month."

Segment Highlights

Management and Franchise

Management and franchise fees were $471 million in the second quarter of 2016, an increase of 9 percent compared to the same period in 2015. RevPAR at comparable managed and franchised hotels in the second quarter of 2016 increased 3.2 percent on a currency neutral basis (a 2.5 percent increase in actual dollars) compared to the same period in 2015. The increase in RevPAR at comparable managed and franchised hotels, addition of new units and rising effective franchise fee rates have yielded continued fee growth during the second quarter of 2016.

Ownership

Revenues from the ownership segment were $1,114 million in the second quarter of 2016, and ownership segment Adjusted EBITDA was $299 million. RevPAR at comparable hotels in the ownership segment increased 0.7 percent on a currency neutral basis (a 0.2 percent increase in actual dollars) in the second quarter of 2016 compared to the same period in 2015. Modest growth in ownership segment RevPAR in the second quarter of 2016 was primarily attributable to weaker performance in New York and Chicago. For the first half of the year, ownership segment Adjusted EBITDA margin(1) increased 10 basis points.
____________

(1)	Calculated as ownership segment Adjusted EBITDA divided by ownership segment revenues.

Timeshare

Timeshare segment revenues for the second quarter of 2016 were $336 million and timeshare Adjusted EBITDA was $98 million, an increase of 14 percent compared to the same period in 2015. Revenue from resort operations increased $9 million during the second quarter of 2016 from the same period in 2015. Overall timeshare sales volume increased 13 percent in the second quarter of 2016, compared to the same period in 2015, as a result of increased tour flow and net volume per guest of 6 percent each. Commissions recognized from the sale of third-party developed timeshare intervals increased $30 million during the second quarter of 2016 from the same period in 2015, while sales revenue on owned inventory decreased $24 million during the second quarter of 2016 from the same period in 2015.

During the three months ended June 30, 2016, 61 percent of intervals sold were developed by third parties. Hilton Worldwide's overall supply of timeshare intervals as of June 30, 2016 was approximately 132,000 intervals, or nearly six years of sales at current pace, of which 107,000, or 81 percent, are third-party developed.

Development

Hilton Worldwide opened 76 hotels consisting of over 12,200 rooms, of which over 20 percent were conversions from non-Hilton brands, and achieved net unit growth of nearly 10,400 rooms during the second quarter of 2016. Additionally, Hilton

Worldwide grew its global footprint to 104 countries and territories with the openings of the Hilton Tallinn Park in Estonia and the Conrad Manila in the Philippines.

As of June 30, 2016, Hilton Worldwide had the largest rooms pipeline in the lodging industry(2), with approximately 288,000 rooms at 1,822 hotels throughout 91 countries and territories, including 32 countries and territories where Hilton Worldwide does not currently have any open hotels. Over 144,000 rooms, or more than half of the pipeline, were located outside of the United States. Additionally, approximately 143,000 rooms, or approximately half of the pipeline, were under construction. At nearly 21 percent, Hilton Worldwide also has the largest share of rooms under construction globally(2). Including all agreements approved but not signed, Hilton Worldwide's pipeline totaled over 300,000 rooms, which will be almost entirely funded by third-party owner investment.
____________

(2)	Source: STR Global New Development Pipeline (June 2016).

Balance Sheet and Liquidity

Total cash and cash equivalents were $1,081 million as of June 30, 2016, including $271 million of restricted cash and cash equivalents. As of June 30, 2016, Hilton had $10.0 billion of long-term debt outstanding with a weighted average interest rate of 4.3 percent. No borrowings were outstanding under the $1.0 billion revolving credit facility as of June 30, 2016.

In June 2016, Hilton Worldwide paid a quarterly cash dividend of $0.07 per share on shares of its common stock, for a total of $69 million bringing total cash dividends paid in 2016 to $138 million. Hilton's board of directors has authorized a regular quarterly cash dividend of $0.07 per share of common stock to be paid on or before September 16, 2016 to holders of record of its common stock as of the close of business on August 19, 2016.

Outlook

Hilton Worldwide disclosed financial and other details of the planned spin-offs of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. in filings with the Securities and Exchange Commission ("SEC"). The transactions are subject to execution of intercompany agreements, arrangement of adequate financing facilities, the effectiveness of the registration statements, final approval by Hilton's board of directors and other customary conditions. The spin-off transactions will not require a stockholder vote. The spin-offs are expected to be completed by year end, but there can be no assurance regarding the ultimate timing of the spin-offs or that either or both of the spin-offs will ultimately occur. The Full Year 2016 and Third Quarter 2016 outlooks do not include the effects of the spin-offs, including potential transaction costs.

Full Year 2016

•
System-wide RevPAR is expected to increase between 2.0 percent and 4.0 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis, as compared to 2015.

•	Net income is projected to be between $1,015 million and $1,051 million.

•	Adjusted EBITDA is projected to be between $2,980 million and $3,040 million.

•	Management and franchise fees are projected to increase approximately 6 percent to 8 percent.

•	Timeshare segment Adjusted EBITDA is projected to be between $370 million and $390 million.

•	Corporate expense and other is projected to be between $240 million and $250 million.

•	Diluted EPS, before special items, is projected to be between $1.00 and $1.04.

•	Diluted EPS, adjusted for special items, is projected to be between $0.87 and $0.91.

•	Capital expenditures, excluding timeshare inventory, are expected to be between $400 million and $450 million.

•	Net unit growth is expected to be approximately 45,000 rooms to 50,000 rooms.

Third Quarter 2016

•	System-wide RevPAR is expected to increase between 2.0 percent and 4.0 percent on a comparable and currency neutral basis compared to the third quarter of 2015.

•	Net income is projected to be between $223 million and $235 million.

•	Adjusted EBITDA is projected to be between $760 million and $780 million.

•	Management and franchise fees are projected to increase approximately 7 percent to 9 percent.

•	Diluted EPS, before special items, is projected to be between $0.21 and $0.23.

•	Diluted EPS, adjusted for special items, is projected to be between $0.21 and $0.23.

Outlook for Post-spin Companies

Upon the completion of the proposed spin-off transactions, Hilton Worldwide will be separated into three independent, publicly traded companies: Hilton Worldwide Holdings Inc., Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. Full year 2016 outlook on a pro forma(3) basis for these companies is as follows:

•	Hilton's pro forma Adjusted EBITDA is expected to be between $1,750 million and $1,800 million.

•	Park Hotels & Resorts Inc.'s pro forma Adjusted EBITDA is expected to be between $770 million and $800 million.

•	Hilton Grand Vacations Inc.'s pro forma Adjusted EBITDA is expected to be between $370 million and $390 million.
____________

(3)
Pro forma information gives effect to the spin-off transactions as if they occurred on January 1, 2016. Refer to the respective Form 10 Registration Statements of Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. and the press release on these filings for additional information.

Conference Call

Hilton Worldwide will host a conference call to discuss second quarter 2016 results on July 27, 2016 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hiltonworldwide.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hiltonworldwide.com/financial-reporting/quarterly-results/2016.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 1471720. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10088325.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources, the planned spin-offs and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests, management and franchise agreements and timeshare sales, risks related to doing business with third-party hotel owners, Hilton's significant investments in owned and leased real estate, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States, risks related to Hilton's proposed spin-offs and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC, as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA and Adjusted EBITDA margin, Net debt and Net debt to Adjusted EBITDA ratio. Please see the schedules to this press release including the "Definitions" section for additional information and reconciliations of such non-GAAP financial measures.

In addition, this press release includes projected pro forma Adjusted EBITDA for the year ending December 31, 2016 for each of Hilton, Park Hotels & Resorts Inc. and Hilton Grand Vacations Inc. A reconciliation of projected pro forma Adjusted EBITDA to a measure calculated in accordance with GAAP is not available without unreasonable effort due to the unavailability of certain information needed to calculate certain reconciling items, including interest expense and income tax expense. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, comprising more than 4,700 managed, franchised, owned and leased hotels and timeshare properties with over 775,000 rooms in 104 countries and territories. For 97 years, Hilton has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of 13 world-class global brands includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton HHonors®. Hilton HHonors members who book directly through preferred Hilton channels have access to benefits including exclusive member rates, free standard Wi-Fi, as well as digital amenities that are available exclusively through the industry-leading Hilton HHonors app, where HHonors members can check-in, choose their room and access their room using a Digital Key. Visit news.hiltonworldwide.com for more information and connect with Hilton Worldwide at www.facebook.com/hiltonworldwide, www.twitter.com/hiltonworldwide, www.youtube.com/hiltonworldwide, www.flickr.com/hiltonworldwide, www.linkedin.com/company/hilton-worldwide and www.instagram.com/hiltonworldwide.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues
Owned and leased hotels	$1,105	$1,135	$2,072	$2,092
Management and franchise fees and other	444	407	830	778
Timeshare	336	319	662	640
	1,885	1,861	3,564	3,510
Other revenues from managed and franchised properties	1,166	1,061	2,237	2,011
Total revenues	3,051	2,922	5,801	5,521

Expenses
Owned and leased hotels	808	817	1,564	1,585
Timeshare	223	220	440	454
Depreciation and amortization	171	173	340	348
Impairment loss	—	—	15	—
General, administrative and other	132	221	245	348
	1,334	1,431	2,604	2,735
Other expenses from managed and franchised properties	1,166	1,061	2,237	2,011
Total expenses	2,500	2,492	4,841	4,746

Gain (loss) on sales of assets, net	2	(3)	2	142

Operating income	553	427	962	917

Interest income	4	2	7	8
Interest expense	(147)	(149)	(286)	(293)
Equity in earnings from unconsolidated affiliates	8	9	11	13
Gain (loss) on foreign currency transactions	(13)	5	(25)	(13)
Other gain (loss), net	(5)	18	(5)	(7)

Income before income taxes	400	312	664	625

Income tax expense	(156)	(145)	(110)	(308)

Net income	244	167	554	317
Net income attributable to noncontrolling interests	(5)	(6)	(6)	(6)
Net income attributable to Hilton stockholders	$239	$161	$548	$311

Weighted average shares outstanding
Basic	988	987	988	986
Diluted	991	989	990	989

Earnings per share
Basic	$0.24	$0.16	$0.56	$0.32
Diluted	$0.24	$0.16	$0.55	$0.31

Cash dividends declared per share	$0.07	$—	$0.14	$—

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Management and franchise	$471	$434	$880	$825
Ownership(1)	299	318	506	508
Timeshare	98	86	193	160
Corporate and other	(62)	(61)	(120)	(117)
Adjusted EBITDA(2)(3)	$806	$777	$1,459	$1,376
____________

(1)	Includes unconsolidated affiliate Adjusted EBITDA.

(2)	See "Non-GAAP Financial Measures Reconciliations—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of net income to Adjusted EBITDA.
(3)Adjusted EBITDA included the following intercompany charges that were eliminated in the condensed consolidated financial statements:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Rental and other fees(a)	$7	$5	$13	$11
Management, royalty and intellectual property fees(b)	38	36	71	66
Licensing fee(c)	11	11	21	20
Laundry services(d)	1	1	3	3
Other(e)	2	1	3	2
Intersegment fees elimination	$59	$54	$111	$102
____________

(a)	Represents charges to the timeshare segment by the ownership segment.

(b)	Represents fees charged to the ownership segment by the management and franchise segment.

(c)	Represents fees charged to the timeshare segment by the management and franchise segment.

(d)	Represents charges to the ownership segment for services provided by Hilton Worldwide's wholly owned laundry business. Revenues from the laundry business are included in other revenues.

(e)	Represents other intercompany charges, which are a benefit to the ownership segment and a cost to corporate and other.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Americas	80.6%	0.4%	pts.	$145.02	2.3%	$116.85	2.8%
Europe	76.1	(2.0)		157.29	3.9	119.76	1.3
Middle East & Africa	60.4	(7.2)		172.36	21.1	104.04	8.1
Asia Pacific	69.0	3.7		142.33	(1.9)	98.25	3.6
System-wide	78.9	0.1		146.52	2.7	115.66	2.9

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Americas	75.9%	(0.1)%	pts.	$142.76	2.5%	$108.34	2.4%
Europe	70.4	(1.1)		148.21	3.4	104.32	1.9
Middle East & Africa	62.1	(4.9)		171.30	9.2	106.29	1.1
Asia Pacific	68.1	3.8		145.44	(0.4)	99.12	5.4
System-wide	74.6	(0.1)		144.04	2.6	107.40	2.5

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Waldorf Astoria Hotels & Resorts	66.1%	(2.0)%	pts.	$293.70	7.9%	$194.27	4.7%
Conrad Hotels & Resorts	65.3	(2.2)		245.71	(1.9)	160.54	(5.2)
Hilton Hotels & Resorts	76.9	(0.7)		171.43	3.7	131.88	2.8
Curio - A Collection by Hilton	79.2	0.1		195.33	10.1	154.72	10.3
DoubleTree by Hilton	78.1	0.8		138.61	2.8	108.24	3.8
Embassy Suites by Hilton	83.6	1.2		164.78	3.0	137.70	4.5
Hilton Garden Inn	80.5	0.3		136.56	2.2	109.90	2.6
Hampton by Hilton	79.4	0.3		123.26	2.0	97.81	2.5
Homewood Suites by Hilton	83.5	0.5		137.12	2.2	114.55	2.8
Home2 Suites by Hilton	84.0	4.2		119.88	2.0	100.68	7.3
System-wide	78.9	0.1		146.52	2.7	115.66	2.9

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Waldorf Astoria Hotels & Resorts	66.6%	(1.5)%	pts.	$310.82	5.7%	$206.94	3.4%
Conrad Hotels & Resorts	64.7	0.1		255.16	(3.0)	165.09	(2.9)
Hilton Hotels & Resorts	73.4	(0.7)		168.06	3.5	123.41	2.5
Curio - A Collection by Hilton	70.0	(1.3)		189.30	7.6	132.52	5.7
DoubleTree by Hilton	74.1	0.8		135.75	2.8	100.59	3.9
Embassy Suites by Hilton	79.9	0.6		162.58	3.0	129.93	3.8
Hilton Garden Inn	75.7	—		132.45	2.2	100.28	2.2
Hampton by Hilton	73.7	(0.1)		120.24	1.9	88.61	1.7
Homewood Suites by Hilton	79.0	(0.1)		135.03	2.2	106.70	2.1
Home2 Suites by Hilton	79.1	3.9		114.93	1.5	90.92	6.8
System-wide	74.6	(0.1)		144.04	2.6	107.40	2.5

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Ownership(1)	81.6%	(1.3)%	pts.	$192.24	2.3%	$156.82	0.7%
U.S.	85.4	(1.1)		202.94	1.7	173.23	0.4
International (non-U.S.)	77.2	(1.5)		178.67	3.2	137.97	1.2

Management and franchise	78.7	0.3		142.12	2.8	111.83	3.2
U.S.	80.8	0.5		142.50	2.4	115.07	3.1
International (non-U.S.)	70.5	(0.7)		140.37	4.4	98.95	3.3

System-wide	78.9	0.1		146.52	2.7	115.66	2.9
U.S.	81.0	0.4		146.23	2.3	118.48	2.9
International (non-U.S.)	71.7	(0.9)		147.69	4.1	105.88	2.8

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2016	vs. 2015		2016	vs. 2015	2016	vs. 2015
Ownership(1)	77.5%	(1.0)%	pts.	$187.79	3.1%	$145.58	1.7%
U.S.	81.9	(0.7)		200.33	3.1	164.11	2.2
International (non-U.S.)	72.5	(1.4)		171.53	3.0	124.32	1.1

Management and franchise	74.3	—		139.79	2.6	103.84	2.6
U.S.	75.9	—		140.00	2.4	106.20	2.4
International (non-U.S.)	68.0	0.1		138.86	3.3	94.47	3.4

System-wide	74.6	(0.1)		144.04	2.6	107.40	2.5
U.S.	76.2	—		143.80	2.4	109.59	2.4
International (non-U.S.)	68.8	(0.1)		144.97	3.1	99.77	2.9
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2016	2015	$	%
Management fees:
Base fees(1)	$93	$89	4	4.5
Incentive fees(2)	36	36	—	—
Total base and incentive fees	129	125	4	3.2
Other management fees(3)	10	9	1	11.1
Total management fees	139	134	5	3.7
Franchise fees(4)	332	300	32	10.7
Total management and franchise fees	471	434	37	8.5
Other revenues(5)	23	21	2	9.5
Intersegment fees elimination(1)(2)(4)(5)	(50)	(48)	(2)	4.2
Management and franchise fees and other revenues	$444	$407	37	9.1

	Six Months Ended
	June 30,		Increase / (Decrease)
	2016	2015	$	%
Management fees:
Base fees(1)	$178	$170	8	4.7
Incentive fees(2)	78	73	5	6.8
Total base and incentive fees	256	243	13	5.3
Other management fees(3)	19	17	2	11.8
Total management fees	275	260	15	5.8
Franchise fees(4)	605	565	40	7.1
Total management and franchise fees	880	825	55	6.7
Other revenues(5)	45	42	3	7.1
Intersegment fees elimination(1)(2)(4)(5)	(95)	(89)	(6)	6.7
Management and franchise fees and other revenues	$830	$778	52	6.7
____________

(1)
Includes management, royalty and intellectual property fees of $35 million and $32 million for the three months ended June 30, 2016 and 2015, respectively, and $62 million and $58 million for the six months ended June 30, 2016 and 2015, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements.

(2)
Includes management, royalty and intellectual property fees of $3 million and $4 million for the three months ended June 30, 2016 and 2015, respectively, and $9 million and $8 million for the six months ended June 30, 2016 and 2015, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements.

(3)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(4)
Includes a licensing fee earned from the timeshare segment of $11 million for each of the three months ended June 30, 2016 and 2015, and $21 million and $20 million for the six months ended June 30, 2016 and 2015, respectively.

(5)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $1 million for each of the three months ended June 30, 2016 and 2015, and $3 million for each of the six months ended June 30, 2016 and 2015.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2016	2015	$	%
Revenues
Timeshare sales	$239	$233	6	2.6
Resort operations	60	51	9	17.6
Financing and other	37	35	2	5.7
	$336	$319	17	5.3

Operating Expenses
Timeshare sales	$170	$172	(2)	(1.2)
Resort operations	34	32	2	6.3
Financing and other	19	16	3	18.8
	$223	$220	3	1.4

	Six Months Ended
	June 30,		Increase / (Decrease)
	2016	2015	$	%
Revenues
Timeshare sales	$474	$470	4	0.9
Resort operations	115	101	14	13.9
Financing and other	73	69	4	5.8
	$662	$640	22	3.4

Operating Expenses
Timeshare sales	$340	$360	(20)	(5.6)
Resort operations	64	63	1	1.6
Financing and other	36	31	5	16.1
	$440	$454	(14)	(3.1)

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of June 30, 2016

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	4	1,174	9	5,420	—	—	13	6,594
Americas (excluding U.S.)	—	—	1	146	1	984	2	1,130
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	3	1,029	—	—	3	1,029
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	707	1	256	4	1,154
Middle East & Africa	1	614	3	1,079	—	—	4	1,693
Asia Pacific	—	—	13	4,074	1	654	14	4,728
Hilton Hotels & Resorts
U.S.	25	23,089	38	24,097	177	53,623	240	100,809
Americas (excluding U.S.)	3	1,668	22	7,428	19	6,015	44	15,111
Europe	68	17,691	44	14,907	38	9,429	150	42,027
Middle East & Africa	6	2,276	45	13,966	1	410	52	16,652
Asia Pacific	7	3,391	70	26,397	8	2,948	85	32,736
Curio - A Collection by Hilton
U.S.	1	224	1	998	17	3,741	19	4,963
Americas (excluding U.S.)	—	—	—	—	3	525	3	525
Europe	—	—	—	—	1	278	1	278
DoubleTree by Hilton
U.S.	11	4,264	26	7,690	280	67,074	317	79,028
Americas (excluding U.S.)	—	—	5	1,011	17	3,275	22	4,286
Europe	—	—	11	3,456	61	10,590	72	14,046
Middle East & Africa	—	—	9	2,114	4	488	13	2,602
Asia Pacific	—	—	40	11,394	2	965	42	12,359
Embassy Suites by Hilton
U.S.	10	2,402	33	8,931	177	40,384	220	51,717
Americas (excluding U.S.)	—	—	3	623	5	1,282	8	1,905
Hilton Garden Inn
U.S.	2	290	4	430	586	80,796	592	81,516
Americas (excluding U.S.)	—	—	8	1,071	28	4,491	36	5,562
Europe	—	—	18	3,306	30	5,006	48	8,312
Middle East & Africa	—	—	6	1,337	—	—	6	1,337
Asia Pacific	—	—	11	2,130	—	—	11	2,130
Hampton by Hilton
U.S.	1	130	49	6,070	1,958	190,220	2,008	196,420
Americas (excluding U.S.)	—	—	11	1,416	81	9,601	92	11,017
Europe	—	—	12	1,928	33	4,879	45	6,807
Asia Pacific	—	—	—	—	4	817	4	817
Homewood Suites by Hilton
U.S.	—	—	25	2,687	357	40,211	382	42,898
Americas (excluding U.S.)	—	—	2	224	15	1,699	17	1,923
Home2 Suites by Hilton
U.S.	—	—	—	—	90	9,250	90	9,250
Americas (excluding U.S.)	—	—	1	97	2	227	3	324
Other	1	129	3	1,340	2	278	6	1,747
Lodging	143	57,996	537	159,535	4,000	550,690	4,680	768,221
Hilton Grand Vacations	—	—	47	7,645	—	—	47	7,645
Total	143	57,996	584	167,180	4,000	550,690	4,727	775,866
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2016	2015	$	%
Hotel property and equipment	$76	$66	10	15.2
Timeshare property and equipment	8	3	5	NM(1)
Corporate and other property and equipment	1	2	(1)	(50.0)
Total capital expenditures for property and equipment	85	71	14	19.7
Software capitalization costs	24	15	9	60.0
Contract acquisition costs	9	8	1	12.5
Expenditures for timeshare inventory net of costs of sales(2)	(14)	(1)	(13)	NM(1)
Total capital expenditures	$104	$93	11	11.8

	Six Months Ended
	June 30,		Increase / (Decrease)
	2016	2015	$	%
Hotel property and equipment	$153	$148	5	3.4
Timeshare property and equipment	11	5	6	NM(1)
Corporate and other property and equipment	5	6	(1)	(16.7)
Total capital expenditures for property and equipment	169	159	10	6.3
Software capitalization costs	35	23	12	52.2
Contract acquisition costs	18	19	(1)	(5.3)
Expenditures for timeshare inventory net of costs of sales(2)	(11)	14	(25)	NM(1)
Total capital expenditures	$211	$215	(4)	(1.9)
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $2 million and $35 million for the three months ended June 30, 2016 and 2015, respectively, and $34 million and $76 million for the six months ended June 30, 2016 and 2015, respectively, and timeshare costs of sales were $16 million and $36 million for the three months ended June 30, 2016 and 2015, respectively, and $45 million and $62 million for the six months ended June 30, 2016 and 2015, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income attributable to Hilton stockholders, as reported	$239	$161	$548	$311
Diluted EPS, as reported	$0.24	$0.16	$0.55	$0.31
Special items:
Impairment loss	$—	$—	$15	$—
Costs incurred for planned spin-offs(1)	18	—	27	—
Share-based compensation expense(2)	—	64	—	66
Asset acquisitions and dispositions(3)	1	51	2	(43)
Gain on capital lease amendment(4)	—	(24)	—	(24)
Secondary offering expenses(5)	—	2	—	2
Tax-related adjustments(6)	—	—	(153)	4
Total special items before tax	19	93	(109)	5
Income tax benefit (expense) on special items	(7)	(8)	(17)	45
Total special items after tax	$12	$85	$(126)	$50

Net income, adjusted for special items	$251	$246	$422	$361
Diluted EPS, adjusted for special items	$0.25	$0.25	$0.43	$0.37
____________

(1)	These amounts include expenses that were recognized in general, administrative and other expenses related to the planned spin-offs of the real estate and timeshare businesses expected later this year.

(2)
These amounts include expenses that were recognized in general, administrative and other expenses related to the share-based compensation prior to and in connection with the initial public offering. Amounts exclude share-based compensation expense related to awards issued under the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan.

(3)
The amounts for the three and six months ended June 30, 2016 relate to severance costs from the sale of the Waldorf Astoria New York. The amounts for the three and six months ended June 30, 2015 relate primarily to the net gain on the sale of the Waldorf Astoria New York, as well as amounts recognized related to the sale of the Waldorf Astoria New York and properties acquired from the proceeds of that sale. The amounts are detailed as follows:

	Three Months Ended	Six Months Ended
	June 30, 2015	June 30, 2015
Loss (gain) on sale of the Waldorf Astoria New York, net of transaction costs	$3	$(142)
Severance costs	41	54
Transaction costs	7	26
Reduction of unamortized management contract intangible asset related to properties that were managed by Hilton prior to acquisition	—	13
Reduction of remaining deferred issuance costs related to the mortgage loan secured by the Waldorf Astoria New York	—	6
	$51	$(43)

(4)	In June 2015, one of Hilton's consolidated properties modified the terms of its lease agreement, resulting in a reduction in the capital lease obligation and recognition of a gain.

(5)
Expense was recognized in general, administrative and other expenses during the three and six months ended June 30, 2015 related to costs incurred in connection with a secondary equity offering by certain selling stockholders.

(6)
The amount for the six months ended June 30, 2016 relates to the net change in unrecognized tax benefits. The amount for the six months ended June 30, 2015 includes the effect of the reduction in the statutory tax rate on March 31, 2015 in a foreign jurisdiction where the Company had deferred tax assets, resulting in a reduction to the deferred tax asset and a corresponding recognition of income tax expense of $6 million, including $2 million attributable to noncontrolling interests.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income	$244	$167	$554	$317
Interest expense	147	149	286	293
Income tax expense	156	145	110	308
Depreciation and amortization	171	173	340	348
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	7	7	15	14
EBITDA	725	641	1,305	1,280
Loss (gain) on sales of assets, net	(2)	3	(2)	(142)
Loss (gain) on foreign currency transactions	13	(5)	25	13
FF&E replacement reserve	16	14	29	27
Share-based compensation expense	26	92	44	122
Impairment loss	—	—	15	—
Other loss (gain), net(1)	5	(18)	5	7
Other adjustment items(2)	23	50	38	69
Adjusted EBITDA	$806	$777	$1,459	$1,376
____________

(1)	Represents costs related primarily to the acquisitions of property and equipment and a loss related to a disposition of property and equipment.

(2)	Represents adjustments for reorganization costs, severance and other items.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Total revenues, as reported	$3,051	$2,922	$5,801	$5,521
Less: other revenues from managed and franchised properties	(1,166)	(1,061)	(2,237)	(2,011)
Total revenues, excluding other revenues from managed and franchised properties	$1,885	$1,861	$3,564	$3,510

Adjusted EBITDA	$806	$777	$1,459	$1,376

Adjusted EBITDA margin	42.8%	41.8%	40.9%	39.2%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, in millions)

	June 30,	December 31,
	2016	2015
Long-term debt, including current maturities	$9,998	$9,951
Add: unamortized deferred financing costs	78	90
Long-term debt, including current maturities and excluding unamortized deferred financing costs	10,076	10,041
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	227	229
Less: cash and cash equivalents	(810)	(609)
Less: restricted cash and cash equivalents	(271)	(247)
Net debt	$9,222	$9,414

	Six Months Ended		Year Ended	TTM(1)
	June 30,		December 31,	June 30,
	2016	2015	2015	2016
Net income	$554	$317	$1,416	$1,653
Interest expense	286	293	575	568
Income tax expense (benefit)	110	308	80	(118)
Depreciation and amortization	340	348	692	684
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	15	14	32	33
EBITDA	1,305	1,280	2,795	2,820
Gain on sales of assets, net	(2)	(142)	(306)	(166)
Loss on foreign currency transactions	25	13	41	53
FF&E replacement reserve	29	27	48	50
Share-based compensation expense	44	122	162	84
Impairment loss	15	—	9	24
Other loss (gain), net(2)	5	7	1	(1)
Other adjustment items(3)	38	69	129	98
Adjusted EBITDA	$1,459	$1,376	$2,879	$2,962

Net debt				$9,222

Net debt to Adjusted EBITDA ratio				3.1
____________

(1)	Trailing twelve months ("TTM") June 30, 2016 is calculated as six months ended June 30, 2016 plus year ended December 31, 2015 less six months ended June 30, 2015.

(2)	Primarily represents gains and losses on the acquisitions and dispositions of property and equipment and lease restructuring transactions.

(3)	Represents adjustments for reorganization costs, severance, offering costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2016
(unaudited, in millions)

	Three Months Ending September 30, 2016
	Low Case	High Case
Net income	$223	$235
Interest expense	142	142
Income tax expense	160	168
Depreciation and amortization	174	174
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	8	8
EBITDA	707	727
FF&E replacement reserve	12	12
Share-based compensation expense	27	27
Other adjustment items(1)	14	14
Adjusted EBITDA	$760	$780

	Year Ending December 31, 2016
	Low Case	High Case
Net income	$1,015	$1,051
Interest expense	570	570
Income tax expense	427	451
Depreciation and amortization	688	688
Interest expense, income tax and depreciation and amortization included in equity in earnings from unconsolidated affiliates	52	52
EBITDA	2,752	2,812
Loss on foreign currency transactions	26	26
FF&E replacement reserve	52	52
Share-based compensation expense	95	95
Impairment loss	15	15
Other adjustment items(1)	40	40
Adjusted EBITDA	$2,980	$3,040
____________

(1)	Represents adjustments for reorganization costs, severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2016
(unaudited, in millions, except per share data)

	Three Months Ending September 30, 2016
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$218	$230
Diluted EPS, before special items	$0.21	$0.23

Net income attributable to Hilton stockholders, adjusted for special items	$218	$230
Diluted EPS, adjusted for special items	$0.21	$0.23

	Year Ending December 31, 2016
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$1,000	$1,036
Diluted EPS, before special items	$1.00	$1.04
Special items:
Impairment loss	15	15
Costs incurred for planned spin-offs(1)	27	27
Asset disposition(2)	2	2
Tax-related adjustment(3)	(153)	(153)
Total special items before tax	(109)	(109)
Income tax expense on special items	(17)	(17)
Total special items after tax	$(126)	$(126)

Net income attributable to Hilton stockholders, adjusted for special items	$874	$910
Diluted EPS, adjusted for special items	$0.87	$0.91
____________

(1)	This amount includes expense that was recognized in general, administrative and other expenses related to the planned spin-offs of the real estate and timeshare businesses expected later this year.

(2)	This amount relates to severance costs from the sale of the Waldorf Astoria New York.

(3)	This amount relates to the net change in unrecognized tax benefits.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, is a financial measure not recognized under United States ("U.S.") generally accepted accounting principles ("GAAP") that reflects net income, excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure of operating performance, due to the significance of the Company's long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based compensation expense; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of Net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; (ii) the Company's share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with U.S. GAAP and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,680 hotels in the Company's system as of June 30, 2016, 3,795 were classified as comparable hotels. The 885 non-comparable hotels included 196 properties, or approximately four percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

The Company calculates RevPAR by dividing hotel room revenue by room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.